UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018

AMERICAN BIO MEDICA CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY    12106
(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02
Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon recommendation of American Bio Medica Corporation’s (the “Company”) Nominating Committee of the Board of Directors, on December 21, 2017 the Board of Directors approved the appointment of Peter K. Jerome to fill a board seat vacancy created by the resignation of Richard P. Koskey on April 6, 2017. Mr. Jerome was also approved to be appointed to the Audit Committee of the Company’s Board of Directors as its Chairman and, as the Company’s audit committee financial expert. Mr. Jerome accepted the nomination on January 5, 2018.

Since February 2016, Mr. Jerome has been the Senior Director, Finance of Taconic Biosciences, Inc., a company that develops and produces animal research models for pharmaceutical and biotechnology companies worldwide. Prior to his position with Taconic Biosciences, Inc., Mr. Jerome served as the Chief Financial Officer for CMP Pharma, Inc., a niche pharmaceutical company and Chief Financial Officer for Tyratech, Inc., a life science company. Mr. Jerome received his B.S in accounting and computer information systems from Manhattan College and has been a certified public accountant since 2004.

There are no material arrangements, including compensation arrangements, between Mr. Jerome and the Company other than customary compensation to board members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: January 11, 2018	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Chief Executive Officer (Principal Executive Officer) Principal Financial Officer

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